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                                                                    Exhibit 99.1

                        CONSENT OF EDWIN DE LA H. HERTZOG

      I hereby consent to being named as a person who will become a director of United Surgical Partners International, Inc., a Delaware corporation (the "Company"), in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


                                                      /s/ Edwin de la H. Hertzog
                                                      --------------------------
                                                      Edwin de la H. Hertzog

                                                 Date: May 4, 2001